Form N-SAR
Sub-Item 77E
Legal Proceedings
333-106142, 811-21371

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Annual Report to Shareholders, filed on Form N-CSR on February 27, 2004, accession number 0001241554-04-000005(File No. 333-106142).